UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Open Solutions Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 19, 2005
PROXY STATEMENT for the 2005 Annual Meeting of Stockholders to be held on May 19, 2005
STOCK OWNERSHIP INFORMATION
PROPOSAL ONE -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSAL TWO -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS

OPEN SOLUTIONS INC.
455 Winding Brook Drive
Glastonbury, Connecticut 06033

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2005

To Our Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Open Solutions Inc. will be held on Thursday, May 19, 2005 at 9:30 a.m., Eastern time, at the Hilton Garden Inn, 85 Glastonbury Boulevard, Glastonbury, Connecticut 06033. At the meeting, stockholders will consider and vote on the following matters:

1. The election of two (2) members to our board of directors to serve as Class II directors, each for a term of three years.

2. The ratification of the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
      The stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.
      Stockholders of record at the close of business on April 7, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.
      We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to EquiServe Trust Company, N.A., our transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.
      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Thomas N. Tartaro
Secretary
Glastonbury, Connecticut
April 25, 2005
      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

OPEN SOLUTIONS INC.
455 Winding Brook Drive
Glastonbury, Connecticut 06033

PROXY STATEMENT
for the 2005 Annual Meeting of Stockholders
to be held on May 19, 2005

       This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Open Solutions Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2005 at 9:30 a.m., Eastern time, at the Hilton Garden Inn, 85 Glastonbury Boulevard, Glastonbury, Connecticut 06033, and at any adjournment thereof.
      All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of 2005 Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.
      Our Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about April 28, 2005.
      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to David M. Henderson, Investor Relations Department, Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033, telephone: (860) 652-3155. Exhibits will be provided upon request and payment of an appropriate processing fee.
Voting Securities and Votes Required
      Stockholders of record at the close of business on April 7, 2005 will be entitled to notice of and to vote at the annual meeting. On that date, 19,497,571 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.
      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of EquiServe Trust Company, N.A., our transfer agent and registrar. One of our employees will serve as the inspector of elections at the annual meeting.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote those shares as to a particular matter, which we refer to as “broker non-votes,” will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

      Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and in favor of any other items that may properly come before the meeting.
      If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033, telephone: (860) 652-3155. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCK OWNERSHIP INFORMATION
      The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2005, unless otherwise noted, by:

•	each person or entity that beneficially owns more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers on December 31, 2004, and

•	all of our directors and executive officers as a group.
      The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options that are exercisable on or before May 14, 2005 or that may be delivered upon vesting of restricted stock units on or before May 14, 2005 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

	Number of Shares	Percentage of
Name and Address	Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Beneficially Owned

5% Stockholders
Arbor Capital Management, LLC(2)	1,774,200	9.11%
One Financial Plaza 120 South Sixth Street — Suite 1000 Minneapolis, MN 55402
Wells Fargo & Company(3)	1,937,602	9.95%
420 Montgomery Street San Francisco, CA 94104
Directors and Named Executive Officers
Louis Hernandez, Jr.(4)	669,363	3.32%
Andrew S. Bennett	126,254	*
Carl D. Blandino	94,816	*
Gary E. Daniel	80,130	*
James R. Kern	19,500	*
Douglas K. Anderson	64,902	*
Howard L. Carver	1,589	*
Dennis F. Lynch	589	*
Samuel F. McKay	4,569	*
Carlos P. Naudon(5)	198,842	1.02%
Richard P. Yanak	10,382	*
All directors and executive officers as a group (13 persons)	1,352,275	6.58%

*	Less than 1% of our outstanding common stock.

(1)	Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised on or before May 14, 2005: Mr. Hernandez: 663,131; Mr. Bennett: 107,587; Mr. Blandino: 94,816; Mr. Daniel: 74,866; Mr. Kern: 19,218; Mr. Anderson: 9,199; Mr. Yanak: 9,793; and all directors and executive officers as a group: 1,059,641. Also includes the following number of restricted stock units that may vest and for which shares of our common stock may be delivered on or before May 14, 2005: Mr. Anderson: 589; Mr. Carver: 589; Mr. Lynch: 589; Mr. McKay: 589; Mr. Naudon: 589; and Mr. Yanak: 589.

(2)	Based solely on a Schedule 13G filed with the SEC on February 4, 2005.

(3)	Based solely on a Schedule 13G filed with the SEC on April 11, 2005, which presents information as of March 31, 2005. Consists of shares beneficially owned by the following three subsidiaries of Wells Fargo & Company: Wells Capital Management Incorporated, LLC, Wells Fargo Bank, National Association, and Wells Fargo Funds Management.

(4)	Includes 5,883 shares held by Wendy Hernandez, Mr. Hernandez’s spouse.

(5)	Includes 20,689 shares held by The Enrique S. Naudon Trust, 20,689 shares held by The Ignacio S. Naudon Trust, 13,793 shares held by The Huguette Rivet Trust, 6,251 shares held by The Eric P. Steingass Trust dtd 12/22/97, 10,776 shares held by Allister & Naudon P/ S, Raymond James & Associates, Inc. CSDN FBO, Jeffrey W. Allister, 5,883 shares held by Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister P/ S and 2,883 shares held by Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister M/ P. Mr. Naudon, a director of Open Solutions, is a trustee of Allister & Naudon P/ S, Raymond James & Associates, Inc. CSDN FBO, Jeffrey W. Allister, Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister P/ S and Raymond James & Assoc., Inc.

Custodian FBO Jeffrey W. Allister M/ P, and Susan Steingass, his spouse, is a trustee of The Enrique S. Naudon Trust, The Ignacio S. Naudon Trust, The Huguette Rivet Trust and The Eric P. Steingass Trust dtd 12/22/97. Mr. Naudon disclaims beneficial ownership of the shares held by The Enrique S. Naudon Trust, The Ignacio S. Naudon Trust, The Huguette Rivet Trust, The Eric P. Steingass Trust dtd 12/22/97, Allister & Naudon P/ S, Raymond James & Associates, Inc. CSDN FBO, Jeffrey W. Allister, Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister P/ S and Raymond James & Assoc., Inc. Custodian FBO Jeffrey W. Allister M/ P, except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Except as reported below, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.
      On January 18, 2005, David Dame, a former director of ours, filed a Form 5 reporting six purchases of our common stock on the open market which occurred on November 23, 2004, December 3, 2004 (two purchases), December 4, 2004 and December 15, 2004 (two purchases). The six transactions reported on this Form 5 were the only transactions by Mr. Dame that were not reported on a timely basis during the fiscal year ended December 31, 2004.
      On April 11, 2005, Gary E. Daniel, our Senior Vice President and General Manager, Credit Union Group, filed a Form 4 reporting the acquisition of 4,000 shares of our common stock pursuant to a stock option exercise that occurred on December 28, 2004. The transaction reported on this Form 4 was the only transaction by Mr. Daniel that was not reported on a timely basis during the fiscal year ended December 31, 2004.
PROPOSAL ONE — ELECTION OF DIRECTORS
      We have a classified board of directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. The persons named in the enclosed proxy card will vote to elect, as Class II Directors, Douglas K. Anderson and Samuel F. McKay, the two director nominees, unless the proxy card is marked otherwise. Each Class II Director will be elected to hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified.
      If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified above, each of whom is currently a member of our board of directors. The nominees have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that either of the nominees will be unable to serve if elected.
      For each member of our board of directors, including those who are nominees for election as Class II Directors, there follows information given by each concerning his age as of March 15, 2005, length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly held companies of which he serves as a director.
      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominees for Term Expiring at the 2008 Annual Meeting of Stockholders (Class II Directors)
Douglas K. Anderson, age 55, became a director in 1994.
      Mr. Anderson has served as a director of Open Solutions since July 1994 and served as Chairman of the Board from December 1997 to March 2000. Mr. Anderson served as Chief Executive Officer of Open Solutions from December 1997 to November 1999 and as President from October 1995 to December 1997. From April 2004 to March 2005, Mr. Anderson served as a consultant to New Alliance Bank. From November 1999 to April 2004, Mr. Anderson served as a director and President of the Savings Bank of Manchester, a community bank. From December 1986 to October 1995, Mr. Anderson was also employed by the Savings Bank of Manchester and was responsible for all bank operations and information technology, including as Executive Vice President. Prior to joining the Savings Bank of Manchester, Mr. Anderson was employed for 14 years by Unisys Corporation, an international technology company.
Samuel F. McKay, age 65, became a director in 1995.
      Mr. McKay has served as a director of Open Solutions since December 1995. Since April 1994, Mr. McKay has served as Chief Executive Officer of Axiom Venture Advisors, Inc., a venture capital firm. Previously, Mr. McKay was Managing General Partner of Connecticut Seed Ventures, L.P., a venture capital firm that invests in start-up companies. Mr. McKay is also a director of Anika Therapeutics, Inc., a medical devices company.
Directors Whose Term Expires at the 2006 Annual Meeting of Stockholders (Class III Directors)
Louis Hernandez, Jr., age 38, became a director in 1999.
      Mr. Hernandez has served as Chairman of the Board of Open Solutions since March 2000 and as Chief Executive Officer since November 1999. From January 1998 to November 1999, Mr. Hernandez served as Executive Vice President of RoweCom Inc., an electronic commerce software vendor to the financial services, healthcare and academic markets. Mr. Hernandez served as RoweCom’s Chief Financial Officer between February 1997 and November 1999. Prior to joining RoweCom, Mr. Hernandez served as the Chief Financial Officer and Corporate Secretary for U.S. Medical Instruments, Inc., a high technology medical device company. From 1990 to 1996, Mr. Hernandez worked in the business and advisory services group of Price Waterhouse LLP, an accounting firm.
Dennis F. Lynch, age 56, became a director in 2005.
      Mr. Lynch has served as a director of Open Solutions since February 2005. From 1996 to September 2004, Mr. Lynch served as Chief Executive Officer and President of NYCE Corporation, an electronic banking services company. From 1994 to 1996, Mr. Lynch served as Executive Vice President and Chief Operating Officer of NYCE Corporation. Prior to NYCE Corporation, Mr. Lynch spent 13 years at Fleet Financial Group, first, in a variety of roles in Information Technology and subsequently, responsible for managing and developing Fleet’s consumer payment products, including ATM card products and online banking. Mr. Lynch is a former chairman and director of the YANKEE24 network, as well as a former director of The Smart Card Forum, the Electronic Funds Transfer Association (EFTA) and the United Way of Bergen County.
Directors Whose Term Expires at the 2007 Annual Meeting of Stockholders (Class I Directors)
Howard L. Carver, age 60, became a director in 2004.
      Mr. Carver has served as a director of Open Solutions since September 2004. In June 2002, Mr. Carver retired from Ernst & Young LLP, where he served for five decades in a variety of positions, including most recently as Office Managing Partner. During Mr. Carver’s career at Ernst & Young, he also served as an auditor, a financial consultant, director of insurance operations in several offices, Regional Director of insurance operations, Associate National Director of insurance operations, Co-Chairman of Ernst & Young’s International insurance committee and a member of the Ernst & Young National Insurance Steering Committee. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of

Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver is also a director of Assurant, Inc., a provider of targeted specialized insurance products and related services. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations.
Carlos P. Naudon, age 54, became a director in 1994.
      Mr. Naudon has served as a director of Open Solutions since September 1994 and served as Managing Director and Acting Chief Executive Officer of Open Solutions from March 1995 to October 1995, as Chairman of the Board from October 1995 to December 1997 and as Vice Chairman of the Board from December 1997 to 1998. Since January 1984, Mr. Naudon has served as President of Banking Spectrum, Inc., a banking consulting company. In addition, since April 1984, Mr. Naudon has been a partner at the law firm of Allister & Naudon.
Richard P. Yanak, age 70, became a director in 1996.
      Mr. Yanak has served as a director of Open Solutions since May 1996. Since April 2000, Mr. Yanak has been retired. From October 1996 to April 2000, Mr. Yanak served as a consultant to NYCE Corporation, an electronic banking services company. From December 1987 to October 1996, Mr. Yanak served as President and Chief Executive Officer of NYCE Corporation.
Executive Officers
Andrew S. Bennett, age 39, became an executive officer in 2001.
      Mr. Bennett has served as Senior Vice President and Chief Operating Officer of Open Solutions since June 2001. From December 1999 to May 2001, Mr. Bennett served as a Management Consultant at NexPress Solutions LLC, a Kodak/ Heidelberg joint venture providing digital printing solutions. From October 1997 to December 1999, Mr. Bennett served as Vice President and General Manager of Worldwide Service at Kodak Professional, a provider of imaging solutions. From November 1995 to October 1997, Mr. Bennett held various management positions with NCR Corporation, a provider of information technology solutions to the retail, financial and telecommunications industries, including as Assistant Vice President of Worldwide Multivendor Services and Director of Global Programs.
Carl D. Blandino, age 54, became an executive officer in 2002.
      Mr. Blandino has served as Senior Vice President of Open Solutions since January 2004 and as Chief Financial Officer since January 2002, and served as Vice President from January 2002 to January 2004. From February 2000 to January 2002, Mr. Blandino served as Executive Vice President and Chief Financial Officer of Online Resources Corporation, a provider of online banking and bill payment services. From July 1998 to June 1999, Mr. Blandino served as Chief Financial Officer and Senior Vice President of Administration of Segue Software, Inc., an electronic commerce software provider. From February 1997 to March 1998, Mr. Blandino served as Chief Financial Officer of Per-Se Technologies, Inc., a health care systems integrator and software provider. From September 1992 to January 1997, Mr. Blandino served as the head of bill payment and call center operations for Online Resources Corporation, a provider of online banking and bill payment services. Mr. Blandino also spent over 10 years in public accounting in various management positions with Coopers & Lybrand and Deloitte Haskins & Sells, both international public accounting firms.
Gary E. Daniel, age 60, became an executive officer in 2001.
      Mr. Daniel has served as Senior Vice President and General Manager, Credit Union Group of Open Solutions since November 2003 and served as Senior Vice President of Sales and Marketing from March 2001 to November 2003. From June 1989 to March 2001, Mr. Daniel served as Senior Vice President of the Community Banking Group of ALLTEL Information Services, Inc., a software and service provider to the financial services industry. From October 1987 to March 1989, Mr. Daniel served as Executive Vice President of First Operations Resources, Inc. (a subsidiary of M&T Bank), a provider of data processing services for community banks.

James R. Kern, age 44, became an executive officer in 2003.
      Mr. Kern has served as Senior Vice President and General Manager, Banking Group of Open Solutions since November 2003. From May 2000 to November 2003, Mr. Kern served as Vice President and General Manager of Syntegra (USA) Inc., a subsidiary of British Telecommunications plc, a provider of voice and data integration services to the financial trading market. From October 1995 to May 2000, Mr. Kern served as Regional Vice President of Sales and, subsequently, as Senior Vice President of Sales & Marketing of the Information Services Group of The BISYS Group, Inc., a provider of processing platforms for the financial services industry. From 1985 to 1995, Mr. Kern served in various management and sales roles with companies in the credit union industry.
David G. Krystowiak, age 55, became an executive officer in 2004.
      Mr. Krystowiak has served as Senior Vice President and General Manager, Strategic Solutions Group of Open Solutions since November 2004. From January 2004 to October 2004, Mr. Krystowiak served as President of Still Point Advisors, LLC, an independent consulting firm focused on the development of strategic growth plans for small entrepreneurial businesses. From January 1988 to October 2003, Mr. Krystowiak held various positions with Fiserv, Inc., a provider of technology solutions to financial institutions, including most recently as Division President.
Michael D. Nicastro, age 46, became an executive officer in 1994.
      Mr. Nicastro has served as Senior Vice President, Marketing and Product Management since November 2004 and as Senior Vice President since January 2002, and served as General Manager, Strategic Solutions Group of Open Solutions from December 2003 to November 2004, as General Manager, Delivery Systems Group from January 2002 to December 2003, as Vice President of Marketing from October 1996 to January 2002 and as Director of Marketing and Customer Services from September 1994 to October 1996. From February 1985 to September 1994, Mr. Nicastro held various product management positions with the Data Services Division of NCR Corporation, a provider of information technology solutions to the retail, financial and telecommunications industries. In addition, Mr. Nicastro served in various positions at Bristol Savings Bank, a Connecticut-based bank, and Citicorp, a bank holding company.
      For additional information relating to our executive officers, see the disclosure regarding Mr. Hernandez set forth under the heading “Proposal One — Election of Directors.” No arrangements or understandings exist between any executive officer and any other person pursuant to which such executive officer is to be selected as an executive officer.
      For information relating to shares of our common stock owned by each of our directors, our top five most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth under the heading “Stock Ownership Information.”
CORPORATE GOVERNANCE
General
      We believe that good corporate governance is important to ensure that Open Solutions is managed for the long-term benefit of its stockholders. We regularly review our corporate governance policies and the practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market.
Board of Directors Meetings
      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. Our board of directors’ primary responsibility is to oversee the management of the company and, in doing so, to serve the best interests of Open Solutions and its stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on Open Solutions. Management keeps the directors informed of company activity through regular communications, including written reports and presentations at board and committee meetings.
      During the fiscal year ended December 31, 2004, our board of directors met fourteen times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during the fiscal year ended December 31, 2004. Resolutions adopted by the board of directors provide that directors are encouraged to attend our annual meetings of stockholders. Two of our directors, Messrs. Hernandez and Anderson, attended our 2004 Annual Meeting of Stockholders.
Board Determination of Independence
      Under applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Anderson, Carver, Lynch, McKay, Naudon or Yanak has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.
Board Committees
      Our board of directors has established three standing committees — audit, compensation and nominations — each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter are posted on the Investor Relations section of our website, www.opensolutions.com.
      The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee
      The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm,

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm,

•	pre-approving audit and non-audit services to be provided by our independent registered public accounting firm,

•	reviewing and discussing with our management and independent registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing policies regarding procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters,

•	meeting independently with our independent registered public accounting firm and management,

•	reviewing all related party transactions, and

•	preparing the audit committee report required by SEC rules (which is included in this proxy statement).
      The board of directors has determined that Douglas K. Anderson and Howard L. Carver are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K. The members of the audit committee are Messrs. Anderson, Carver (chairman) and McKay. The audit committee met fourteen times during 2004.

Compensation Committee
      The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation,

•	determining our CEO’s compensation,

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers,

•	overseeing an evaluation of our senior executives,

•	overseeing and administering our cash and equity incentive plans, and

•	reviewing and making recommendations to the board of directors with respect to director compensation.
      The members of the compensation committee are Messrs. Anderson, McKay (chairman) and Yanak. The compensation committee met four times during 2004.

Nominations Committee
      The nominations committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors, and

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees.
      The members of the nominations committee are Messrs. Carver, Naudon and Yanak (chairman). The nominations committee met five times during 2004.
Director Nomination Process
      The process followed by the nominations committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominations committee and the board of directors.
      In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominations committee applies the criteria attached to its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominations committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.
      Stockholders may recommend individuals to the nominations committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominations Committee, c/o Secretary, Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominations committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.
      Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominations committee or the board of directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in the proxy card for the next annual meeting of stockholders.
Communicating with the Independent Directors
      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominations committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominations committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Secretary, Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033.
Compensation of Directors
      Each of our non-employee directors is paid an annual retainer consisting of (i) $12,000 in cash and (ii) restricted stock units granted pursuant to our 2003 Stock Incentive Plan with an initial value of $12,000. The number of restricted stock units granted is determined by dividing $12,000 by the last sale price of our common stock on the Nasdaq National Market on the date of grant. The restricted stock units vest on the earlier of (i) the date on which the non-employee director leaves the board of directors and (ii) the ninth anniversary of the January 1 immediately following the date of grant. Each non-employee director may elect to receive all or part of the cash portion of the annual retainer in the form of restricted stock units as described above.
      Each non-employee director also receives an amount equal to $1,000 for each board meeting that the non-employee director personally attends, or $750 for each board meeting that the non-employee director participates in by telephone. In addition, each non-employee director who serves on the audit committee receives an annual retainer of $6,000 and each non-employee director who serves on the compensation and nominations committees receives an annual retainer of $4,000. The chairman of the audit committee receives an additional $5,000 per year, and the chairmen of the compensation and nominations committees each receive an additional $2,500 per year.
      Each non-employee director will also receive (i) upon initial election to the board of directors, an option to purchase 15,000 shares of our common stock, (ii) on the date of the 2005 Annual Meeting of Stockholders, an option to purchase 15,000 shares of our common stock (except for Mr. Carver, who will receive 5,000 shares because he received a grant of 15,000 shares upon initial election to the board of directors in 2004, which the other non-employee directors did not receive), and (iii) on the date of each annual meeting of stockholders after the 2005 Annual Meeting of Stockholders, an option to purchase 5,000 shares of our common stock. Such options will have an exercise price equal to the last sale price of our common stock on the Nasdaq National Market on the date of grant. One-third of the shares of common stock underlying each option will be exercisable one year after the date of grant, and the remaining shares will vest monthly thereafter over a two-year period.
      We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending board or committee meetings. No director who is also an employee of ours receives separate compensation for services rendered as a director. Mr. Hernandez’s compensation for service as our chief executive officer is discussed under the heading “Information About Executive Compensation.”
Certain Relationships and Related Transactions
      We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	approved by a majority of the members of our board of directors,

•	approved by a majority of the disinterested members of our board of directors, and

•	on terms no less favorable to us than could be obtained from unaffiliated third parties.
      For executive officer compensation and option exercise information, see “Information About Executive Compensation — Compensation of Executive Officers” and “Information About Executive Compensation — Report of the Compensation Committee.”

INFORMATION ABOUT EXECUTIVE COMPENSATION
Compensation of Executive Officers
      Summary Compensation Table. The following table sets forth certain information concerning annual and long-term compensation for services rendered to us for the fiscal years ended December 31, 2002, 2003 and 2004, by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004.
SUMMARY COMPENSATION TABLE

						Long-Term
		Annual Compensation				Compensation

							Number of
						Restricted	Securities
Name and Principal				Other Annual		Stock	Underlying	All Other
Position	Fiscal Year	Salary	Bonus	Compensation		Awards(1)	Options	Compensation

Louis Hernandez, Jr.	2004	$321,200	$160,600	$1,148	(2)	—	100,000	$5,756	(3)
Chairman of the Board	2003	$321,200	$260,000	$1,239	(2)	$984,018	103,448	$5,756	(3)
and Chief Executive	2002	$311,467	$140,000	—		—	120,689	$5,707	(4)
Officer
Andrew S. Bennett	2004	$202,500	$110,000	—		—	50,000	$2,025	(5)
Senior Vice President	2003	$190,000	$86,000	—		$134,412	55,172	$2,000	(5)
and Chief Operating	2002	$190,000	$54,492	—		—	6,896	$2,000	(5)
Officer
Carl D. Blandino	2004	$190,000	$95,000	—		—	50,000	$1,892	(5)
Senior Vice President	2003	$180,000	$145,000	—		$195,507	34,482	$2,000	(5)
and Chief Financial	2002	$173,585	$62,200	$33,231	(6)	—	110,334	$1,736	(5)
Officer
Gary E. Daniel	2004	$200,000	$100,000	—		—	50,000	$2,000	(5)
Senior Vice President	2003	$200,000	$121,000	—		$158,850	48,275	$2,000	(5)
and General Manager,	2002	$187,500	$100,000	—		—	6,896	$2,000	(5)
Credit Union Group
James R. Kern(7)	2004	$190,000	$140,100	—		—	6,111	$1,900	(5)
Senior Vice President	2003	$23,750	$5,195	—		—	82,758	—
and General Manager,	2002	—	—	—		—	—	—
Banking Group

(1)	On May 7, 2003, we issued an aggregate of 680,530 shares of common stock to nineteen of our employees pursuant to our 2000 Stock Incentive Plan. Of these shares, 341,022 were issued to Mr. Hernandez, 46,582 were issued to Mr. Bennett, 67,755 were issued to Mr. Blandino and 55,051 were issued to Mr. Daniel. The shares of common stock issued to each of these individuals were subject to stock restriction agreements and vested at the end of seven years or immediately upon a change in control or initial public offering. These contractual restrictions lapsed upon the completion of our initial public offering. The dollar amount listed assumes a per share price of $2.8855, the fair market value of the common stock as determined by our board of directors on May 7, 2003. Over the remainder of 2003, we adjusted our financial statements to reflect the fair market value of such stock at the time of grant to be $4.814.

(2)	Consists of amounts paid by us to reimburse Mr. Hernandez for personal property taxes on the use of a car leased by Open Solutions.

(3)	Consists of $1,606 we contributed to Mr. Hernandez’s 401(k) plan and $4,150 we paid for the premiums on a $5,000,000 term life insurance policy of which Mr. Hernandez has selected the beneficiaries.

(4)	Consists of $1,557 we contributed to Mr. Hernandez’s 401(k) plan and $4,150 we paid for the premiums on a $5,000,000 term life insurance policy of which Mr. Hernandez has selected the beneficiaries.

(5)	Consists of amounts contributed by us to these executive officers’ 401(k) plans.

(6)	Consists of reimbursement made to Mr. Blandino for moving expenses.

(7)	Mr. Kern joined Open Solutions as an executive officer on November 17, 2003.
      Option Grants Table. The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2004.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		Percent of
		Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees			Option Term(3)
	Options	in Fiscal	Exercise Price	Expiration
Name	Granted(1)	Year(2)	(per share)	Date	5%	10%

Louis Hernandez, Jr.	100,000	9.52%	$21.45	1/31/2014	$1,348,979	$3,418,578
Andrew S. Bennett	50,000	4.76%	$21.45	1/31/2014	$674,489	$1,709,289
Carl D. Blandino	50,000	4.76%	$21.45	1/31/2014	$674,489	$1,709,289
Gary E. Daniel	50,000	4.76%	$21.45	1/31/2014	$674,489	$1,709,289
James R. Kern	6,111	0.58%	$21.45	1/31/2014	$82,436	$208,909

(1)	All stock options listed were granted on January 31, 2004. One-fourth of the shares of common stock underlying each of these stock options are exercisable one year after the date of grant, and the stock options vest monthly thereafter over a three-year period.

(2)	During the fiscal year ended December 31, 2004, we granted stock options to purchase an aggregate of 1,050,710 shares of our common stock to our employees, including our executive officers.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercise and the future performance of our common stock.
      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table contains information concerning stock options to purchase shares of our common stock held as of December 31, 2004 by each of our named executive officers. These options were granted under our stock incentive plans.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares Acquired		Options at Fiscal Year-End		Fiscal Year-End(1)
	on Exercise	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis Hernandez, Jr.	20,000	489,791	639,238	215,350	$12,510,452	$2,922,722
Andrew S. Bennett	—	—	73,676	107,357	$1,425,021	$1,492,656
Carl D. Blandino	15,000	293,160	79,106	100,720	$1,539,579	$1,265,307
Gary E. Daniel	43,700	798,112	46,475	97,754	$902,522	$1,296,482
James R. Kern	8,000	100,607	14,412	66,457	$186,059	$806,627

(1)	Value is based on the difference between the closing sale price per share of our common stock on December 31, 2004 ($25.96) and the applicable option exercise price, multiplied by the number of shares subject to the option.

Employment Agreements
      We are party to an employment agreement, dated April 21, 2005, with Louis Hernandez, Jr., our chairman of the board and chief executive officer. Under this agreement, which has a three-year term, we agreed to pay Mr. Hernandez an annual base salary of $400,000, subject to increase at the discretion of our board of directors. We have also agreed to pay Mr. Hernandez an annual cash bonus based on the achievement of certain performance targets, with a target payment of 75% of his base salary and a maximum payment of 150% of his base salary. Our compensation committee determines Mr. Hernandez’s annual cash bonus based on targets it sets for our revenue and earnings before interest, taxes, depreciation and amortization. The agreement also includes a covenant by Mr. Hernandez not to compete with our business or to solicit any of our employees or clients during the 12-month period following his employment termination. If Mr. Hernandez’s employment is terminated without cause or with good reason, he will receive a payment equal to the full amount of his target bonus for that year and will continue to receive his base salary and benefits for one year after termination. If Mr. Hernandez’s employment is terminated following a change of control (as defined in the employment agreement), he will receive a payment on the date of his termination equal to two times the sum of his base salary at the time and his target bonus for the year of termination. Upon his termination following a change of control, Mr. Hernandez will also continue to receive benefits for two years and any outstanding stock options held by him will become fully vested.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2004 about the securities authorized for issuance under our equity compensation plans, consisting of our 1994 Stock Option Plan, 2000 Stock Incentive Plan, 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan. All of our equity compensation plans were approved by our stockholders.
Equity Compensation Plan Information

	(a)	(b)	(c)

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))(1)(2)

Equity compensation plans approved by stockholders	3,042,425	$11.55	4,818,929
Equity compensation plans not approved by stockholders	—	—	—

Total	3,042,425	$11.55	4,818,929

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, shares issuable under our 2000 Stock Incentive Plan may instead be issued in the form of restricted stock and shares issuable under our 2003 Stock Incentive Plan may instead be issued in the form of restricted stock or other stock-based awards.

(2)	Includes 1,332,340 shares issuable under our 2003 Employee Stock Purchase Plan, including shares issuable in connection with the current offering period, which ends on May 31, 2005. Also includes 1,432,624 shares available for issuance under our 2000 Stock Incentive Plan and 2,053,965 shares available for issuance under our 2003 Stock Incentive Plan. Under our 2000 Stock Incentive Plan, the number of shares issuable is automatically increased every January 1 by an amount equal to 5% of the total number of shares of our common stock issued and outstanding as of the close of business on the immediately preceding December 31, provided that the number of shares issuable may not exceed 15,000,000.

Report of the Compensation Committee
      Our executive compensation program is administered by the compensation committee, which is currently composed of three non-employee directors.
      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives in this competitive and rapidly changing industry and thereby maximize stockholder returns. The compensation committee establishes compensation policies for Mr. Hernandez, the chairman of the board and chief executive officer. In addition, Mr. Hernandez recommends compensation packages for the remaining executive officers, which the compensation committee reviews and approves or denies.
      This report is submitted by the compensation committee and addresses the compensation policies for the fiscal year ended December 31, 2004 as they affected Mr. Hernandez and our other executive officers.

Compensation Philosophy
      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following two principles:
      Competitive and Fair Compensation. We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.
      Sustained Performance. Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, timely development and introduction of new products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.
      In evaluating each executive officer’s performance, we generally conform to the following process:

•	business and individual goals and objectives are set for each performance cycle,

•	at the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his contributions to Open Solutions are evaluated,

•	the executive’s performance is then compared with peers within Open Solutions and the results are communicated to the executive, and

•	the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.
      Annual compensation for our executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $710,751 were paid to our executive officers for the fiscal year ended December 31, 2004.
      Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Increases in annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Open Solutions as a whole or of a business group of Open Solutions,

•	continued innovation in development and commercialization of our technology,

•	timely development and introduction of new products or processes,

•	development and implementation of successful marketing and commercialization strategies, and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.
      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The compensation committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Base salaries for our executive officers increased approximately 20% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003.
      Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with monthly vesting schedules over a four-year period (however, the options may not be exercised during the first year after they are granted) to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2004, we granted stock options to purchase an aggregate of 406,111 shares of our common stock to executive officers, 306,111 of which were at an exercise price of $21.45 per share and 100,000 of which were at an exercise price of $27.83 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2004 were granted at fair market value as determined by our board of directors on the date of grant.
      Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods permitted under the purchase plan.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers through option issuances under our plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under such plans will be treated as qualified performance-based compensation under Section 162(m). In addition, our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes such payments are appropriate and in the best interests of Open Solutions and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Mr. Hernandez’s 2004 Compensation
      Mr. Hernandez is eligible to participate in the same executive compensation plans available to the other executive officers. The compensation committee believes that Mr. Hernandez’s annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.
      Mr. Hernandez’s salary was $321,200 for both of the fiscal years ended December 31, 2003 and 2004. On April 21, 2005, Open Solutions entered into a new employment agreement with Mr. Hernandez that increased his annual salary to $400,000, subject to further increase at the discretion of the board of directors. Mr. Hernandez received a bonus of $160,600 in February 2005 for his performance during the fiscal year ended December 31, 2004. In determining Mr. Hernandez’s compensation, the compensation committee considered a number of factors, including the commercial introduction of new products and services, Mr. Hernandez’s efforts in identifying appropriate product and business acquisition candidates, and Open Solutions’ performance compared to our corporate objectives, specifically with respect to revenues and earnings.
      By the compensation committee of the Board of Directors of Open Solutions Inc.

Douglas K. Anderson
Samuel F. McKay
Richard P. Yanak
Compensation Committee Interlocks and Insider Participation
      All decisions regarding the compensation of our executive officers for the fiscal year ended December 31, 2004 were made by our compensation committee, consisting of Messrs. Anderson, Carlisle, McKay and Yanak. Mr. Carlisle was replaced as a member of the compensation committee by Mr. Anderson on December 1, 2004. Mr. Anderson served as Chief Executive Officer of Open Solutions from December 1997 to November 1999 and as President from October 1995 to December 1997. None of our executive officers participated in deliberations of our board of directors or compensation committee concerning executive officer compensation for the fiscal year ended December 31, 2004. None of our executive officers have served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity.
Report of the Audit Committee
      Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.
      The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with management and our independent registered public accounting firm.
      The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the

Codification of Statements on Auditing Standards) requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	significant accounting policies selected by management, including critical accounting policies and alternative treatments under generally accepted accounting principles, and our independent registered public accounting firm’s judgment about the quality of accounting principles used by management,

•	material uncertainties related to events and conditions,

•	difficulties encountered in performing the audit,

•	potential impact on the financial statements of any significant risks and exposures,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates,

•	disagreements with management over the application of accounting principles, and

•	the basis for management’s accounting estimates and the disclosures in our financial statements.
      Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on their independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with the independent registered public accounting firm their independence from Open Solutions.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.
      By the audit committee of the Board of Directors of Open Solutions Inc.

Douglas K. Anderson
Howard L. Carver
Samuel F. McKay
Independent Registered Public Accounting Firm Fees
      The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003

Audit Fees(1)	$1,074,350	$787,450
Audit-Related Fees(2)	$273,550	$189,499
Tax Fees(3)	$75,800	$60,730
All Other Fees(4)	$2,000	$15,000

Total Fees	$1,425,700	$1,052,679

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting and for services provided in connection with certain regulatory filings. In each of 2004 and 2003, audit fees included fees for services in connection with the filing of a Registration Statement on Form S-1 and the delivery of an SAS 72 comfort letter to our underwriters, as well as fees related to the audit of acquired company financial statements pursuant to Rule 3-05 of Regulation S-X.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, consultations concerning internal controls, financial accounting and reporting standards and an SAS 70 service organization audit.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for $60,000 of the total tax fees paid for 2004 and $50,000 of the total tax fees paid for 2003. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)	All other fees for 2004 consist of fees for accounting research software and for 2003 consist of a risk management review.

Pre-Approval Policy and Procedures
      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

COMPARATIVE STOCK PERFORMANCE GRAPH
      The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 26, 2003, the date on which our common stock was first publicly traded, and plotted at the close of the last trading day of the fiscal years ended December 31, 2003 and 2004, in each of (i) our common stock, (ii) the Nasdaq Market Index, and (iii) a peer group index that consists of companies with SIC Code 7373 — Computer Integrated System Design.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG OPEN SOLULTIONS INC.,
NASDAQ MARKET INDEX AND PEER GROUP

	November 26, 2003	December 31, 2003	December 31, 2004

Open Solutions Inc.	100.00	94.31	139.11

Nasdaq Market Index	100.00	102.07	110.65

Peer Group	100.00	102.39	128.33

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.
Board Recommendation
      The board of directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
OTHER MATTERS
      Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.
SOLICITATION OF PROXIES
      The cost of solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
REVOCATION OF PROXY
      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting of stockholders, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).
STOCKHOLDER PROPOSALS
      In order to be included in proxy material for the 2006 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, 455 Winding Brook Drive, Glastonbury, Connecticut 06033 no later than December 26, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.
      If a stockholder wishes to present a proposal before the 2006 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting of stockholders. Assuming that our 2006 Annual Meeting of Stockholders is held on or after April 29, 2006 and on or before July 18, 2006 (as we currently anticipate), our by-laws would require notice to be provided to our Secretary at our principal executive offices no earlier than February 18, 2006 and no later than March 20, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

By Order of the Board of Directors,

THOMAS N. TARTARO
Secretary
Glastonbury, Connecticut
April 25, 2005
      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

3752-PS-05

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of Open Solutions Inc. that require your prompt attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Open Solutions Inc.

PROXY

OPEN SOLUTIONS INC.
455 Winding Brook Drive
Glastonbury, Connecticut 06033

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

     The undersigned, revoking all prior proxies, hereby appoints Louis Hernandez, Jr., Carl D. Blandino and Kim Finocchiaro as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of Open Solutions Inc. (the “Company”) held of record by the undersigned on April 7, 2005 at the 2005 Annual Meeting of Stockholders to be held on Thursday, May 19, 2005 at 9:30 a.m., Eastern time, and any adjournments thereof. The undersigned hereby directs Louis Hernandez, Jr., Carl D. Blandino and Kim Finocchiaro to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting of Stockholders, all as indicated in the Notice of 2005 Annual Meeting of Stockholders, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	To elect the following two (2) nominees as Class II Directors of the Company:

Nominees:	(01) Douglas K. Anderson (02) Samuel F. McKay

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person, giving full title.

Signature:	Date:	Signature:	Date: